                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported)
                                 April 18, 2008


                       AMERICAN ENVIRONMENTAL ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


                                   33-38119-C
                            (Commission File Number)

                                   41-1619632
                      (IRS Employer Identification Number)


                              650 Town Center Drive
                                    Suite 860
                          Costa Mesa, California 92626
                    (Address of principal executive offices)


                 (866) 671-7571 (Registrant's telephone number,
                              including area code)

          Voice & Wireless Corporation, A/K/A Mixed Entertainment,Inc.
                           A/K/A The Conscious Company
                        600 South Highway 169, Suite 654
                          Minneapolis, Minnesota 55426
             (Former name and address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On April 18, 2008, the Company's Principal Officer resigned. Mr. Randy Drew resigned his positions as President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary of the Company to pursue other interests. The resignation of Mr. Drew as a Principal Officer of the Company was effective as of April 18, 2008 upon the acceptance of Mr. Brent A. Brewer ("Brewer").

         On April 18, 2008, the Company's sole director resigned to pursue other Interests. On April 18, 2008, prior to his resignation, the Company's sole director, Mr. Drew, created a vacancy on the Board and appointed Mr. Brent A. Brewer as a director of the Company to fill the vacancy. Mr. Brewer's acceptance as a director and as Chairman of the Board of the Company is effective as of April 18, 2008. Mr. Brewer has entered into an Indemnification Agreement with the Company dated May 1, 2008 which is attached hereto as Exhibit 10.7.

         On April 18, 2008, Randy Drew, being the sole Director of the Company's Board of Directors, appointed Mr. Brewer, age 45, to the positions of Chairman of the Board, President, Chief Executive Officer, and Principal Executive Officer. The Board of Directors on May 1, 2008, subsequently appointed Mr. Brewer as interim Chief Financial Officer, Treasurer and Secretary.

         On May 1, 2008, the Company entered into an Employment Agreement attached hereto as Exhibit 10.8 with Mr. Brewer, who, pursuant to the terms therein, was designated and appointed as the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Brewer has also accepted the interim positions of Chief Financial Officer, Treasurer and Secretary until such time as qualified candidates are found. The appointment of Mr. Brewer as Chief Executive Officer, President and Chairman of the Board begins May 1, 2008 with salary commencing as of May 1, 2008.

         Under the terms of the Employment Agreement the term of employment shall be not less than three years, with automatically renewable one year periods and subject to earlier termination as provided in the Employment Agreement. Mr. Brewer's salary shall be $140,000 per year in equal installments payable on the first of each month. The annual salary shall be increased to $240,000 upon completion of the requirements for the "Capital Funding Bonuses". The Capital Funding Bonuses require payment of an additional $50,000 to Mr. Brewer, upon completion of a private or public placement of equity or debt securities by the Company resulting in gross proceeds of at least $1,000,000 and payment of an additional $50,000 upon the completion of a private placement of equity or debt securities resulting in gross proceeds of $5,000,000 or more (the "Capital Funding Bonuses").

         Mr. Brewer shall also be paid a cash bonus which shall be determined by the Board of Directors at the end of each fiscal year based on performance standards, goals and other objectives to be mutually agreed upon.

         Mr. Brewer is also entitled to purchase and has purchased seven million five hundred thousand shares of the Company's common stock at $.001 per share which represents approximately sixteen percent (16%)of the Company's outstanding shares.

         Mr. Brewer has also been provided with four weeks paid vacation per year, an automobile lease allowance and all Company benefits adopted or to be adopted for executive officers.

         On April 18, 2008, the Company's sole director resigned to pursue other Interests. On April 18, 2008, prior to his resignation, the Company's sole director, Mr. Drew, created a vacancy on the Board and appointed Mr. Brent A. Brewer as a director of the Company to fill the vacancy. Mr. Brewer's acceptance as a director and as Chairman of the Board of the Company is effective as of April 18, 2008. Mr. Brewer has entered into an Indemnification Agreement with the Company dated May 1, 2008 which is attached hereto has Exhibit 10.8.

         On April 18, 2008, the Company's new Board, comprised of Mr. Brewer, appointed Ms. Virginia Cha, as a Director of the Company, to fill an open vacancy on the Board. The acceptance of Ms. Cha is effective as of April 18, 2008. Ms. Cha has entered into an Indemnification Agreement with the Company dated May 1, 2008 which is attached hereto has Exhibit 10.9.

Item 5.03   Amendments to Articles of Incorporation or Bylaws;
            Change in Fiscal Year.

         Effective April 14, 2008, the Company (a former Minnesota corporation) changed its name from The Conscious Company to American Environmental Energy, Inc. by filing an amendment to the Articles of Incorporation (attached hereto as Exhibit 3.1) with the Minnesota Secretary of State.

         On April 16, 2008, the Company formed a Nevada subsidiary and the Company was merged into the subsidiary to become a Nevada corporation with the resulting name of American Environmental Energy, Inc. The Articles of Merger and Agreement and Plan of Merger are attached hereto as Exhibit 2.1. Under the terms of the Agreement and Plan of Merger, each one share, $0.001 par value per share of the former Minnesota corporation was converted into one share, $0.001 par value per share of the Nevada corporation.

         As a result of the merger, the Articles of Incorporation were amended and the Bylaws of the Nevada corporation were adopted as the Bylaws of the corporation. The Amendment to the Articles and the Bylaws are attached hereto as Exhibits 3.1 and 3.4, respectively.

Item 8.01   Other Events.

         The corporation has adopted a new business strategy and plan of operations. The corporation intends to become a global developer of distributed, renewable power generation which is integrated into power parks, a generator of carbon offset credits, an investor in niche renewable energy technologies and a creator of valuable new energy and bio-fuels from local sources of wind, solar, bio-mass and waste. AEEI intends to offer a broad array of renewable energy services in its power park participations, subsidiary activities and technology nurturing investments. These are expected to include carbon credit certification, validation, and trading, wind power, solar power, bio-diesel fuel blending and sales, and equipment sales/integration into projects.

          On May 1, 2008, the Board of Directors of the Company, adopted the 2008 Equity Incentive Plan (the "Plan") which authorizes up to five million shares of the Company's common stock to be granted as options, stock appreciation rights, restricted stock awards, performance units, performance shares, or other stock awards, as well as any supplemental payment, all as more particularly described in the Plan attached hereto as Exhibit 4.1.

Item 9.01   Financial Statements and Exhibits

(d)      Exhibits

2.1      Articles of Merger and Agreement and Plan of Merger dated April 16,
         2008.

3.1      Amendment to Articles of Incorporation dated April 14, 2008.

3.4      Bylaws dated April 15, 2008.

4.1      2008 Incentive Plan dated May 1, 2008.

10.7     Indemnification Agreement entered into with Brent Brewer, dated May 1,
         2008.

10.8     Employment Agreement entered into with Brent Brewer, dated May 1, 2008.

10.9     Indemnification Agreement entered into with Virginia Cha, dated May 1,
         2008.


                                      # # #

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 AMERICAN ENVIRONMENTAL ENERGY, INC.
                                 (Registrant)



                                 By: /s/ Brent A. Brewer
                                     -------------------------------------------
                                    Name: Brent A. Brewer
                                    Title: Chairman of the Board, President,
                                    Principal Executive Officer, Interim
                                    Principal Financial Officer, Principal
                                    Accounting Officer, Treasurer and Secretary




Date: October 6, 2008